Exhibit 99.1

GASCO ENERGY PRICES PUBLIC OFFERING
OF COMMON STOCK AND WARRANTS

DENVER — June 10, 2011 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (NYSE Amex: GSX) (“Gasco”) today announced that it has priced an underwritten public offering of 25,000,000 units at a price to the public of $0.24 per unit, for gross proceeds of $6.0 million.  Each unit consists of (i) one share of common stock and (ii) one warrant to purchase 0.75 of a share of common stock.  The shares of common stock and warrants are immediately separable and will be issued separately such that no units will be issued or certificated. The warrants are exercisable immediately upon issuance, having a sixty-month term and an exercise price of $0.35 per share. The net proceeds to Gasco from this offering are expected to be approximately $5.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about June 15, 2011, subject to customary closing conditions.

Lazard Capital Markets LLC is acting as sole book-running manager for the offering.

Gasco intends to use the net proceeds from this offering for capital expenditures, working capital, acquisitions of oil and natural gas properties, repayment or refinancing of indebtedness, or general corporate purposes.

The securities described above are being offered by Gasco pursuant to a registration statement on Form S-3, together with a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (“SEC”). The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement relating to the offering, when available, may be obtained from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970, or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Gasco nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gasco Energy, Inc.

Denver-based Gasco Energy, Inc. (NYSE Amex: GSX) is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.

Forward-Looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable under the circumstances, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve known and unknown risks and uncertainties (some of which are beyond Gasco’s control) that may cause actual results to differ materially from such forward-looking statement.  Examples of such risks and uncertainties, including those related to offerings of Gasco’s securities and its operations, are described in Gasco’s filings with the SEC including, the most recent reports on Forms 10-K, 10-Q, and 8-K, and any prospectus relating to the sale of Gasco’s securities, as well as any amendments thereto.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044